CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THE
                       FOLLOWING EXHIBIT MARKED WITH AN *
                                                                   EXHIBIT 10.22


                      DISTRIBUTION ON CONSIGNMENT AGREEMENT


This DISTRIBUTION ON CONSIGNMENT AGREEMENT (the "Agreement") is made and entered into upon the date of complete execution, by and between Davidson & Associates, Inc., a California corporation, with its principal place of business at 19840 Pioneer Avenue, Torrance, CA 90503 ("Davidson"), and IVI Publishing, Inc., a Minnesota corporation, with its principal place of business at 7500 Flying Cloud Drive, Minneapolis, MN 55344 ("IVI").


                                    RECITALS

WHEREAS, IVI publishes certain computer software products, including the products listed in Exhibit A hereto; and

WHEREAS, Davidson distributes computer software products; and

WHEREAS, IVI desires to have Davidson distribute its products; and

WHEREAS, Davidson has expressed an interest to act as a distributor of certain IVI products under the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, IVI and Davidson agree as follows:


1. Definitions. Whenever used in this Agreement, the following terms shall have the following specified meanings:

(a) "Licensed Products" means those IVI software titles described in Exhibit A, which is incorporated herein by reference.

(b) "SKU" means a version of a Licensed Products designed for DOS, WINDOWS, Macintosh, and any CD-ROM versions of these platforms, including such end-user documentation, manuals, artwork, promotional and related materials.

(c) "Net Receipts" means the invoiced amounts for SKUs actually shipped by Davidson, exclusive of sales or use taxes and shipping charges, less credits for returns, uncollectable accounts receivable, rebates and prominent display allowances given to resellers of the SKUs by Davidson. Such invoiced amounts shall include shipments from Davidson to its Educational Resources division, but exclude shipments from Educational Resources.

(d) "Net Proceeds" means gross proceeds received by Davidson, exclusive of sales or use taxes and shipping charges, less credits for returns, uncollectable accounts receivable and any associated costs of goods.

(e) "Return Reserve Allowance" means that Davidson will hold a reserve against returns, exchanges, credits and the like in the amount of fifteen percent (15%) of gross receipts. All undispersed portions of the fund will be liquidated with the rendition of each of the statements and payments six (6) months following the quarter in which the respective Return Reserve Allowance was originally withheld.

(f) "Licensed Territory" means that geographical region described in Exhibit A.

(g) "Warehouse" means the Davidson warehouse, which is located at 1639 West Rosecrans Avenue, Gardena, California 90249.

2.       Appointment as Distributor and Grant of License.

(a) Exclusive Appointment. Subject to the terms and conditions of this Agreement and the exclusions described in Section 2(b) hereinbelow, IVI hereby grants to Davidson, and Davidson hereby accepts from IVI an exclusive license, within the Licensed Territory, to: (i) distribute and resell the SKUs to distributors, dealers, and end users, by any means; and (ii) sublicense the Licensed Products as further described in Sub-Section 2(c) below.

(b) Exceptions to the Exclusive Appointment. IVI reserves the right to license the Licensed Products to computer hardware and software manufacturers for the purpose of promoting the Licensed Products in bundle opportunities, and shall retain the right to sell reasonable quantities directly to end users at user groups, trade shows, and other special events for the purpose of promoting its products. IVI reserves the right to distribute the SKUs to Dayton Hudson
Corporation: Target Stores Division, Mayo Foundation for Medical Education and Research and AT&T Corporation. IVI shall have the non-exclusive right to market the Licensed Products and upgrade versions to Dayton Hudson Corporation: Target Stores Division, and and upgrade versions through on-line and direct mail marketing efforts.

(c) Sublicensing. Davidson shall have the right to sublicense the Licensed Products in whole or in part through bundles, and network and on-line services (including the Internet) upon the prior written approval by IVI, said approval not to be unreasonably withheld. After approval of any sublicensing agreement, IVI shall cooperate with Davidson to provide any needed Licensed Product masters and/or other materials required for Davidson to comply with the sublicensing agreement.

(d) Further On-Line Rights. IVI agrees and understands that Davidson may place portions of the Licensed Products in on-line services and/or on the Internet, including but not limited to screen shots and demonstrations. These placements will be for the sole purposes of advertising and promoting the Licensed Products and/or Davidson. Davidson shall secure IVI's prior written approval of all placements of Licensed Product content in on-line services to ensure proper trademark and copyright protection.Decisions regarding what portion of the Licensed Products, if any, are placed on these services are in the sole discretion of Davidson, and IVI shall receive no separate compensation for any placement, unless direct revenue from the placement is generated at which time IVI will be compensated according to Section 6 hereinbelow.

3.       Obligations of Davidson.

(a) Sales Efforts. Davidson will use commercially reasonable efforts to sell the Licensed Products within the Licensed Territory.

(b) Davidson Covenants. Davidson covenants and agrees:

         1) Efforts. To conduct business in a manner that reflects favorably on the goodwill and reputation of IVI; and

         2) Object Code. To distribute the SKUs only in the machine-readable object code format in which they are received by Davidson from IVI, and only on the tangible media on which they are received by Davidson from IVI; and

         3) License Agreement. Not to add to, delete or otherwise vary any of the terms and conditions of the IVI end-user license agreement.

(c) Davidson's Marketing Materials. Davidson shall include mention of the Licensed Products in Davidson's sales and marketing literature and direct mail marketing materials as Davidson deems appropriate. Davidson will use its best efforts to use IVI's name and any identifying mark in any materials in which the Licensed Products are included. IVI may actively participate in trade shows at its own expense as appropriate. Any sales or marketing literature and materials produced by Davidson containing any IVI trademark, trademark of an IVI licensor or any copyrighted portion of the Licensed Products shall be approved by IVI in writing before its use or dissemination.

(d) Third Party Catalog(s). Davidson will use its best efforts to ensure that all catalogs of Davidson's third party resellers and/or distributors that list the Licensed Products, list IVI as the publisher and Davidson as the distributor insofar as Davidson can influence such credits.

(e) Co-op Marketing Administration. Davidson shall administer a marketing co-op program (which is further described in Section 4(e) hereinbelow) for IVI with
Davidson's  resellers  and/or   distributors.           *

(f) Reporting. Davidson will provide IVI with the following reports on a monthly basis; product sales, stock status, co-op, product returns and any sell-through information on the Licensed Products which is made available to Davidson by its customers.

4.       Obligations of IVI.

(a) Licensed Product Support. Customer and technical support to end users shall be provided by IVI for each SKU, and IVI agrees to provide such support and technical assistance as IVI customarily provides for its other software products.

(b) Licensed Product Maintenance. IVI will inform Davidson promptly of any known defects or operational errors in the Licensed Products.

(c) Licensed Product Changes. IVI will use commercially reasonableits best efforts to give Davidson a minimum of ninety (90) days notice prior to any change in the SKUs.

(d) Marketing Efforts. IVI agrees, at its sole expense, to use commercially reasonable its best efforts to advertise, market, merchandise, and provide public and press relations for the SKUs. IVI understands that the obligations contained in this Section 4(d) are a significant inducement to Davidson entering this Agreement, and a breach by IVI of any of these obligations will be considered a material breach.

(e) Co-op Marketing Program. IVI agrees, at its sole expense, to spend an amount
equal  to           *         of  Davidson  invoiced  shipments  of the  SKUs to
distributors and dealers, toward a co-op marketing program with Davidson's distributors and dealers. Davidson shall administer the co-op program in its sole discretion.

(f) Promotional Materials/Demonstration Copies. IVI will provide Davidson, at no cost and in reasonable quantities, demonstration copies of each SKU, specification or fact sheets, extra documentation and all other promotional material, Davidson may request.

(g) DISCLAIMER OF WARRANTY. DAVIDSON ACKNOWLEDGES THAT ANY WARRANTY OR REPRESENTATION THAT IVI MAY MAKE REGARDING THE LICENSED PRODUCTS SHALL BE MADE BY IVI DIRECTLY WITH THE END-USER OF THE LICENSED PRODUCTS. IVI MAKES NO REPRESENTATION OR WARRANTY TO DISTRIBUTOR OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PRODUCTS, WHETHER AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OR TRADE OR ANY OTHER MATTER. NO EMPLOYEE, REPRESENTATIVE OR AGENT OF IVI HAS ANY AUTHORITY TO BIND IVI TO ANY AFFIRMATION, REPRESENTATION OR WARRANTY.

5. Consigned Inventory. IVI shall provide the SKUs to Davidson on a consignment basis under the terms and conditions contained in this Section 5.

(a) Order Procedure. IVI agrees and understands that the decisions as to the quantity of SKUs to be stored at the Warehouse will be in the sole and absolute discretion of Davidson. Davidson shall submit purchase orders to IVI for the shipment of SKUs to the Warehouse. IVI shall fulfill Davidson purchase orders within ten (10) business days after receipt, and shall ship all products in accordance with Davidson's receiving requirements (to be sent to IVI under separate cover). Shipments of SKUs by IVI will be made FOB Gardena, California.

(b) Warehousing. Davidson agrees to establish a specifically marked, segregated area at the Warehouse. The Warehouse shall be maintained in a clean, orderly and sanitary condition and Davidson shall segregate the consigned SKUs from all other inventory and shall prominently and clearly designate the consigned SKUs covered by this Agreement as being that of IVI. Upon receipt of the consigned SKUs, Davidson's personnel shall immediately segregate the SKUs such that any third party inspecting the Warehouse shall be immediately aware that the SKUs are the property of IVI. Davidson shall hold and care for the SKUs and shall not commingle them with any other inventory Davidson may have or hereafter acquire.

(c) Insurance. Davidson agrees to keep all consigned SKUs fully insured, at its expense, against all risks at all times with IVI as the named insured which insurance shall not be modified or canceled except upon thirty (30) days' prior written notice to IVI. Upon IVI's request, Davidson shall provide IVI with proof of insurance coverage for such merchandise, naming IVI as an additional insured beneficiary, as the case may be. The policy of all-risk coverage shall be in a form and with a company satisfactory to IVI and shall include IVI as named insured, as its interest may appear, with evidence of such coverage furnished to IVI.

(d) Liens. Davidson agrees to maintain the SKUs consigned under this Agreement free and clear of any and all liens, pledges, or mortgages and shall not permit the use of these goods as collateral or security for any of Davidson's debts or other liabilities. Davidson further agrees to comply with all laws which might in any way affect IVI's ownership of the goods and to assist IVI in filing any financial and/or security agreements to protect IVI's interests hereunder.

(e) Risk of Loss. Regardless of fault, all risk of loss whether by theft, shortage or otherwise or damage from all causes whatsoever to any consigned SKUs while in Davidson's possession or control shall be borne solely by Davidson.

(f) Damage in Transit. IVI shall bear the risk of loss for any SKUs in transit from IVI to Davidson. If any SKUs are damaged in transit, Davidson shall accept them but shall immediately notify IVI in writing of their condition; otherwise, Davidson will be held accountable and invoiced for such damaged SKUs as if Davidson had used or ordered such SKUs.

(g) Title. IVI shall at all times retain title to all consigned SKUs until purchased in the manner provided for below or removed from the Warehouse by anyone other than authorized IVI employees.

(h) Withdrawal of Inventory from Warehouse. Davidson may withdraw the SKUs from the Warehouse upon the condition that Davidson must at such times enter the date and quantity of each such withdrawal on an inventory report detailing the receipts of consigned inventory, withdrawals of consigned inventory, and the balance of consigned inventory after such withdrawals. Immediately upon withdrawal of an SKU from the Warehouse, such item shall be deemed to have been sold by IVI to Davidson and the title to such SKU shall transfer to Davidson.

(i) Inventory Control Discrepancies. If there is any discrepancy in the quantity of consigned SKUs located in the Warehouse and the total SKUs received by Davidson, or should the SKUs be damaged in any way by Davidson, then Davidson shall be liable and charged for such losses or damages in the same manner and on the same terms and conditions as if Davidson had signed for and withdrawn the SKUs for Davidson's use.

(j) Inspection. Davidson shall permit IVI's employees or representatives access to inspect and inventory all consigned SKUs at such dates and times as IVI, in its discretion, may require provided such access is during regular business hours and on regular business days. Davidson shall at those times provide IVI with an inventory report and such other consignment records as may be needed to verify the inventory.

(k) Returns. IVI will accept return of SKUs within sixty (60) days of request by Davidson for such return. IVI understands that the SKUs contained in these returns may be in an unopened or used condition. All returns by Davidson to IVI will be shipped FOB Origin, USA.

(l) Concluding Inventory. Upon the expiration or termination of this Agreement IVI shall conduct an inventory of the consigned SKUs in the Warehouse. Davidson shall be liable for and invoiced for all consigned SKUs found to be missing or damaged. With respect to all other consigned Licensed Product, IVI shall either accept back the consigned inventory, billing Davidson for any quantity discrepancy as noted above, or, if agreed to by the parties, bill Davidson for the entire consigned quantity at which time title to the SKUs shall pass to Davidson. All such bills shall be promptly paid in full by Davidson. All consigned inventory to be returned to IVI shall be promptly shipped to IVI at IVI's expense.


6.       Royalties and Payment.

(a) Royalties. As consideration for the grant of license, and the further obligations of IVI as described hereunder, Davidson shall pay to IVI in accordance with Section 6(b) a royalty on the sale or sublicense of the Licensed Products in the amounts described in Exhibit A. IVI acknowledges that the sales volume on which a royalty shall be calculated hereunder is speculative and that Davidson therefore makes no representations or warranties that it or its customers will achieve any particular level of sales volume. IVI understands that Davidson maintains dealer and employee purchase programs, and hereby consents to the inclusion of the Licensed Products in these programs, which may result in employee and dealer purchases of the SKUs at substantial discounts (net prices as low as ten dollars ($10)). Furthermore, IVI agrees to allow Davidson to distribute a reasonable number of SKUs for demonstration and marketing purposes, these SKUs will be marked "Not for Resale." Neither Davidson nor IVI shall receive any revenue from the distribution of demonstration and marketing SKUs.

(b) Payments and Statements. Davidson shall account to IVI with regard to all Net Receipts, Net Proceeds, and the Return Reserve Allowance within forty-five
(45) days following the conclusion of each calendar quarter in which Licensed Products are reported sold. Each such accounting ("Royalty Statement(s)") shall contain the appropriate calculations relating to the computation of royalties payable to IVI under this Agreement and such royalties shall be remitted and paid to IVI with the particular Royalty Statement indicating such amount due. All Royalty Statements hereunder shall be deemed rendered when deposited, postage prepaid, in the United States mail, addressed to IVI at the notice address described herein below. Each Royalty Statement and all items contained therein shall be deemed correct and shall be conclusive and binding upon IVI upon the expiration of one (1) year from the date rendered, unless, within such one (1) year period, IVI delivers written notice to Davidson objecting to one or more items of such Royalty Statement and such notice specifies in reasonable detail the items to which IVI objects and the nature of and reason for IVI's objection thereto. In such event IVI may exercise its audit rights under Section 6(c) below, provided said audit commences within six (6) months from the date Davidson receives written notice objecting to the Royalty Statement.

(c) Books of Account and Audits. Davidson shall keep books of account relating to the distribution of Licensed Products on the same basis and in the same manner and for the same periods as such records are customarily kept by Davidson. IVI may, upon reasonable notice and at its own expense, audit the applicable records at Davidson's office, in order to verify any Royalty
Statements rendered hereunder. Any such audit shall be conducted only by a certified public accountant who is not held on retainer by IVI nor working on a contingency fee and shall take place only during reasonable business hours and in such manner so as not to interfere with Davidson's normal business activities. However, no audit may be conducted during the first three (3) weeks of any calendar quarter. All of the information contained in Davidson's books and records shall be kept confidential except to the extent necessary to permit enforcement of IVI's rights hereunder, and IVI agrees that such information inspected and/or copied on behalf of IVI hereunder shall be used only for the purposes of determining the accuracy of the Royalty Statements, and shall be revealed only to such employees, agents and/or representatives of IVI as necessary to verify the accuracy of the Royalty Statements except to the extent necessary to permit enforcement of IVI's rights hereunder. Davidson shall be furnished with a copy of IVI's auditor report within thirty (30) days after the completion of such report. In no event shall an audit with respect to any Royalty Statement rendered hereunder commence after the date on which such Royalty Statement has become incontestable pursuant to Section 6(b) above nor shall any audit continue for longer than ten (10) consecutive business days nor shall audits be made hereunder more frequently than once annually nor shall the records supporting any such Royalty Statements be audited more than once. In addition, Davidson shall be responsible for all reasonable documented costs incurred by IVI to conduct such an examination should an underpayment of five (5%) percent or greater be discovered.

7.       Duration and Termination of Agreement.

(a) Term. Subject to prior termination in accordance with the provisions contained herein, the term hereof shall commence as of the effective date described in Section 14(d) herein and continue in full force and effect for the time period set forth in Exhibit A.

(b) Renewal. This Agreement shall automatically renew for annual periods, unless one party renders notice to the other at least ninety (90) days prior to the expiration of any term or renewal period, of its decision not to renew.

(c) Termination At-Will. Either party may terminate this Agreement at any time during the term or any renewal periodany renewal period at-will and without cause upon one hundred and twentysixty (6120) days prior written notice. The date of mailing said written notice shall be deemed the date on which notice of termination of this Agreement shall have been given.

(d) Termination for Cause. This Agreement may be terminated forthwith by either party upon the occurrence of the following, by one party giving written notice thereof to the other party by registered or certified mail, in which this Agreement shall terminate on the date set forth in such notice. The date of mailing said written notice shall be deemed the date on which notice of termination of this Agreement shall have been given.

         (1) If any proceeding in bankruptcy or in reorganization or for the appointment of a receiver or trustee or any other proceeding under any law for the relief of debtors shall be instituted by or against either party or if either party shall make an assignment for the benefit of creditors; or

         (2) A material breach by either party of any of the terms of this Agreement which breach is not remedied by the breaching party to the other party's reasonable satisfaction within thirty (30) days of the breaching party's receipt of notice of such breach from the other party in the event of a breach of Section 6 hereunder and within ninety (90) days for all other breaches.

(e) Effect of Termination. Upon termination of this Agreement:

         (1) All orders or portions thereof remaining not shipped as of the effective date of termination or expiration shall automatically be canceled.

         (2) Davidson shall cease using any IVI trademark, logo or trade name.

         (3) The concluding  Licensed  Product  inventory and the disposition of
         said  inventory   shall  be  made  in  accordance   with  Section  5(l)
         hereinabove.

(f) Survival. The rights and obligations of the parties contained in Sections 1, 4(a), 4(e), 4(l), 7(e), 8, 11, 12, 13, and 14 hereunder shall survive termination of this Agreement.

8.       Trademarks.  Trade Names and Copyrights.

(a) Trademark Use During Agreement. During the term of this Agreement, Davidson is authorized by IVI to use IVI trademarks and tradenames and IVI's licensor's trademarks and tradenames in connection with Davidson's advertisement, promotion and distribution of Licensed Products. Davidson agrees not to alter, erase, deface, or overprint any such mark on anything provided by IVI.

(b) No Davidson Rights in Trademarks or Copyrights. Davidson has paid no consideration for the use of IVI's trademarks, logos, copyrights, trade secrets, trade names or designations, and nothing contained in this Agreement shall give Davidson any interest in any of them. Davidson acknowledges that IVI owns and retains all proprietary rights in all Licensed Products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any trademark, trade name, trade secret, copyright or logo belonging to or licensed to IVI (including, without limitation, any act, or assistance to any act, which may infringe or lead to the infringement of any copyright in the Licensed Products).

(c) Copying Licensed Products. Davidson agrees that its right to copy any portion of the Licensed Products in accordance with the terms of this Agreement is conditioned upon its reproduction and inclusion on any copied portion of the Licensed Product IVI's and its licensor's copyright, trade secret, trademark, service and/or tradename notices in the same form as they appear on the original Licensed Product.

(d) Security. At no time shall Davidson re-compile, decompile or disassemble any IVI Software. Davidson shall not at any time use or attempt to use any IVI Software in any form other than the object code form in which copies thereof are distributed by IVI, or to generate any source code thereof. Davidson shall not alter or modify any IVI Software, or any portion or aspect thereof, or use or refer to any IVI Software in the creation of any derivative work, without IVI's prior written consent.

9. Assignment. This Agreement shall not be assignable by either party, and neither party may delegate its duties hereunder without the prior written consent of the other party and any attempted delegation without the required consent shall be void.

10. Relationship of the Parties. Davidson's relationship with IVI during the term of this Agreement will be that of an independent contractor. Davidson will not have, and will not represent that it has, any power, right or authority to bind IVI, or to assume or create any obligation or responsibility express or implied, on behalf of IVI or in IVI's name, except as herein expressly provided. Nothing stated in this Agreement shall be construed as making partners of Davidson and IVI, nor as creating the relationships of employer/employee, franchisor/franchisee, or principal/agent between the parties. In all matters relating to this Agreement, neither Davidson nor its employees or agents are, or shall act as, employees of IVI within the meaning or application of any obligations or liabilities to IVI by reason of an employment relationship. Davidson shall reimburse IVI for and hold it harmless from any liabilities or obligations imposed or attempted to be imposed upon IVI by virtue of any such law with respect to employees of Davidson in performance of this Agreement.

11.      Indemnification.

(a) Indemnification of IVI. Davidson agrees to defend, indemnify, and hold harmless IVI, its affiliated companies and subsidiaries and their respective officers, directors, employees and agents harmless from and against any loss, claim, cost, expense, liability or damage including reasonable attorney's fees and costs, resulting or arising in any way from Davidson's performance of the obligations hereunder, or from its or its employees' negligence, misrepresentations or other tortious, illegal or unauthorized conduct in the promotion of the Licensed Products or any other act or omission arising out of or relating to this Agreement.

(b) Indemnification of Davidson. IVI agrees to defend, indemnify, and hold harmless Davidson, its affiliated companies and subsidiaries and their respective officers, directors, employees and agents harmless from and against any loss, claim, cost, expense, liability or damage including reasonable attorney's fees and costs, resulting or arising in any way from IVI's representations and warranties, and/or its performance of the obligations hereunder, or from its or its employees' negligence, misrepresentations or other tortious, illegal or unauthorized conduct in the promotion of the Licensed Products or any other act or omission arising out of or relating to this Agreement.

(c) Third Party Claims. If either party intends to make an indemnification claim under the provisions of this Section 11, it must promptly notify the other party of such claim, but in no event later than seven (7) days after receipt of a formal summons and complaint. The indemnifying party shall have thirty (30) days or less if so required by the pleadings after receipt of the above-mentioned notice to undertake, conduct and control, through counsel of such party's own choosing and at such party's expense, the settlement or defense of such claim, and the indemnified party shall cooperate with the indemnifying party in connection with such efforts. The indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party at the expense of the indemnified party. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. If the indemnifying party does not notify the indemnified party within the required time period after receipt of the indemnified party's notice of a claim of indemnity under this Article that such party elects to undertake the defense of such claim or is contesting its obligation to indemnify the indemnified party, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of the indemnified party's exclusive discretion at the expense of the indemnifying party. Notwithstanding anything contained in this Section to the contrary, IVI shall have the right to control the defense and settlement of any third party claim relating to trademarks, trade names or copyrights owned or licensed by it or other ownership issues relating to the Licensed Products, even if IVI intends to seek indemnification from Davidson for such claim.

12. Limited Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER ON ACCOUNT OF ANY CLAIM (WHETHER BASED UPON PRINCIPLES OF CONTRACT, WARRANTY, NEGLIGENCE OR OTHER TORT, BREACH OF ANY STATUTORY DUTY, PRINCIPLES OF INDEMNITY, THE FAILURE OF ANY LIMITED REMEDY TO ACHIEVE ITS ESSENTIAL PURPOSE, OR OTHERWISE) FOR ANY SPECIAL, CONSEQUENTIAL INCIDENTAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, OR FOR ANY DAMAGES OR SUMS PAID BY THE OTHER TO THIRD PARTIES.

13. Representations and Warranties. IVI warrants and represents that IVI has full right and power to enter into this Agreement; that the Licensed Products will be original; that the Licensed Products will not contain any libelous or otherwise unlawful material or violate any copyright or personal or proprietary right of any person or entity.

14. General.

(a) Waiver and Modification. No waiver or modification of the Agreement shall be effective unless in writing and signed by the party against whom such waiver or modification is asserted. Waiver by either party in any instance of any breach of any term or condition of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other term or condition hereof. None of the terms or conditions of this Agreement shall be deemed to have been waived by course of dealing or trade usage.

(b) Notices. All notices and demands hereunder shall be in writing and shall be served by personal delivery, express courier, or mail at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party). All notices or demands by mail shall be by certified or registered airmail, return receipt requested, and shall be deemed complete upon receipt. If receipt of such notice or demand is refused or a party has changed its address without informing the other, the notice shall be deemed to have been given and received upon the seventh (7th) day following the date upon which it is first postmarked by the postal service of the sender's nation.

(c) Attorney's Fees. In the event any litigation is brought by either party in connection with this Agreement, the prevailing party in such litigation shall be entitled to recover from the other party all the costs, attorneys' fees and other expenses incurred by such prevailing party in the litigation.

(d) Effective Date. This Agreement shall become effective only after it has been signed by Davidson and IVI, and its effective date shall be the date on which it is signed by Davidson.

(e) Choice of Law, Jurisdiction. This Agreement shall be governed by and construed in accordance with the local law of the State of California, USA. The parties agree that any claim asserted in any legal proceeding by one party against the other shall be commenced and maintained in any state or federal court located within the State of California, USA, having subject matter jurisdiction with respect to the dispute between the parties. Both parties hereby submit to the jurisdiction of such courts over each of them personally in connection with such litigation, and waive any objection to venue in such courts and any claim that such forum is an inconvenient forum.

(f) Severability. In the event that any provision of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision will be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect. In the event the infirmed provision causes the contract to fail of its essential purpose, then the entire Agreement shall fail and become void.

(g) Force Majeure. Neither party shall be responsible for any failure to perform due to unforeseen circumstances or cause beyond its control, including but not limited to acts of God, war, riot, embargoes; acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation facilities, fuel, energy, labor or materials.

(h) Entire Agreement. This Agreement including all Schedules and Exhibits constitute and contain the entire agreement between the parties with respect to the subject matter hereof and supersede any prior oral or written agreements. Nothing herein contained shall be binding upon the parties until this Agreement has been executed by each and has been delivered to the parties. This Agreement may not be changed, modified, amended or supplemented, except in writing signed by all parties to this Agreement. Each of the parties acknowledges and agrees that the other has not made any representations, warranties or agreements of any kind, except as may be expressly set forth herein.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

(i) Benefits of Agreement. The terms of this Agreement are intended solely for the benefit of the parties hereto. They are not intended to confer upon any third party the status of a third party beneficiary. Except as otherwise provided for by this Agreement, the terms hereto shall inure to the benefit of, and be binding upon, the respective successors and assign of the parties hereto.

IN WITNESS WHEREOF, the parties have entered into this Agreement.


IVI Publishing, Inc.                       Davidson & Associates, Inc.

------------------------------             -----------------------------
Officer                                    Officer

------------------------------             -----------------------------
Title                                      Title

------------------------------             -----------------------------
Date                                       Date


                                    EXHIBIT A


1.   Licensed Products:

----------------------------------------------------------------------------------------------------------------------
                  PRODUCT                      FORMAT      SIZE      SRP       WHOLESALE      SHIP DATE       ITEM #
----------------------------------------------------------------------------------------------------------------------

Mayo Clinic Family Health                      WIN-CD       CD      $79.95      *              SHIPPED        2458
(1996 Edition)
----------------------------------------------------------------------------------------------------------------------
Mayo Clinic Family Health                      MAC-CD       CD      $79.95      *              1/31/96        2459
(1996 Edition)
----------------------------------------------------------------------------------------------------------------------

Mayo Clinic Family Pharmacist                  WIN-CD       CD      $59.95      *              SHIPPED        2460
(1996 Edition)
----------------------------------------------------------------------------------------------------------------------
Mayo Clinic Family Pharmacist                  MAC-CD       CD      $59.95      *              3/1/96         2461
(1996 Edition)
----------------------------------------------------------------------------------------------------------------------
Mayo Clinic Health Encyclopedia                WIN/MPC      CD      $99.95      *              SHIPPED        2465
Mayo Clinic Health Encyclopedia                WIN/MPC      CD     $134.95      *              SHIPPED        2547
(1996 Edition)
----------------------------------------------------------------------------------------------------------------------

Mayo Clinic Sport Health & Fitness             WIN/MPC      CD      $29.95      *              SHIPPED        2464
----------------------------------------------------------------------------------------------------------------------

Mayo Clinic The Total Heart                    MPC/CD       CD      $29.95      *              SHIPPED        2462
----------------------------------------------------------------------------------------------------------------------
Mayo Clinic The Total Heart                    MAC-CD       CD      $29.95      *              SHIPPED        2463
----------------------------------------------------------------------------------------------------------------------


2.   Term of Agreement:
Subject to prior termination in accordance with the provisions contained herein, the term of this Agreement shall begin on the effective date described in
Section 14(d) herein and continue in full force for a period of three (3) years.

3.   Royalty Rates:

(a) Finished  Goods.  Davidson shall pay IVI    *              of Net
Receipts on the sale of SKUs.

(b) Bundles.  Davidson  shall pay IVI     *           of Net Proceeds on the
sale of bundled Licensed Products.

(c) Sublicensing.  Davidson shall pay IVI    *            of Net Proceeds on
the sale of the Licensed Products through sublicensing opportunities.

4.   Licensed Territory:
The Licensed Territory shall be the geographic region known as North America.